Exhibit 99.2




               Exhibitgroup Names New President and CEO


    PHOENIX--(BUSINESS WIRE)--Oct. 27, 2006--Today Paul B. Dykstra, president and chief executive officer of Viad Corp (NYSE:VVI), announced the appointment of John F. Jastrem as president and chief executive officer of its Exhibitgroup/Giltspur (Exhibitgroup) division.

    Jastrem will lead Exhibitgroup's team of approximately 500 employees at more than 25 offices and multi-use facilities worldwide, providing its clients with innovative experiential marketing and sales solutions, including exhibitry, environments and full service exhibition program management.

    Dykstra said, "We are very happy to have John join Exhibitgroup as its president and chief executive officer. He has great depth and breadth of experience in the advertising and marketing industry and a proven track record of leadership. After an extensive search, we are confident that we have found someone who shares our values, and will lead Exhibitgroup's growth and capitalize on its excellent cost structure, which will maximize profitability."

    Prior to joining Exhibitgroup, Jastrem was an executive with Omnicom Group, Inc. (NYSE: OMC), the world's largest advertising and marketing services company.

    During his eight year tenure, Jastrem headed two of the company's subsidiaries, Rapp Collins Worldwide, LP (Dallas) (RCW-Dallas) and The Marketing Arm (TMA). Under his six-year leadership as chief executive officer of RCW-Dallas, Omnicom's leading direct response marketing and database management company, RCW-Dallas' revenues and profits climbed significantly through organic growth by expanding service levels to existing clients and through new client wins.

    Jastrem served as president of Omnicom's experiential marketing services agency TMA, which specializes in creating and executing branded experiences using entertainment, music, sports and events platforms.

    He also served in a corporate staff position in the Diversified Agency Services Group, a $4.8 billion division of Omnicom, where he reported directly to its president and was responsible for special projects, including acquisitions, restructurings and client development.

    Prior to joining Omnicom, Jastrem led a number of companies in both consumer and business-to-business sectors. He joins Exhibitgroup with extensive experience in sales growth, client satisfaction, employee recruitment and development, growth-oriented strategic planning, and acquisitions and divestitures.

    Dykstra added, "I believe that Mr. Jastrem's experience as a seasoned business leader will be invaluable to our company and of great benefit to Exhibitgroup's long-term success."

    Jastrem said, "I am impressed with the values the company subscribes to and I am excited about the company's ability to service clients virtually anywhere in the world through its global network. I embrace the responsibility of being the "chief client advocate" in a service-oriented organization and believe that we all must be committed to understanding and meeting our client's needs every day. Our key objective is to help our clients win. I look forward to contributing to the company's success."

    Jastrem has a bachelor of science degree in commerce and finance from Wilkes University.

    Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.


    CONTACT: Viad Corp
             Angela Phoenix, 602-207-5608
             aphoenix@viad.com